Exhibit 99.1 Anti-Hedging and Anti-Pledging Policy of Simpson Manufacturing Co., Inc.
Effective Date: October 19, 2016
1.Introduction and Purpose:

The Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) believes that it is inappropriate and undesirable for directors, officers or employees of the Company to engage in hedging or pledging transactions that lock in the value of holdings in equity securities of the Company or its affiliated entities. Such transactions, by allowing the insiders to own equity securities of the Company without the full risks and rewards of ownership, potentially separate the insiders’ interests from the public holders of such securities. The Board has therefore adopted this policy which establishes certain prohibitions against hedging or pledging transactions involving equity securities of the Company (or its affiliated entities) by directors, officers, and employees of the Company as well as their designees in accordance with the terms herein (the “Policy”).

2.Administration:

This Policy shall be administered by the Board or, if so designated by the Board, the Compensation & Leadership Development Committee of the Board (the “Compensation Committee”), in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

3.Prohibitions:

As of the date this Policy is adopted by the Board as indicated above (the “Effective Date”), directors, officers, and employees of the Company or any parent or subsidiary of the Company, and their designees, are prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of equity securities of the Company or any parent or subsidiary of the Company, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) pledging equity securities of the Company or any parent or subsidiary of the Company as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account; provided, however, that prohibition (b) does not extend to equity securities, pledged, purchased on margin, or held in a margin account prior to the Effective Date, that have been fully disclosed to the Company no later than the Effective Date and do not increase in quantity on or after the Effective Date.

4.Consequences:

Any violation of this Policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits. Furthermore, the Company may initiate or cooperate in civil or criminal proceedings against any employee relating to, or arising from, any such violation. It is essential to avoid even the appearance of impropriety. Anyone is welcome to report suspected violations of this Policy to the Company.

5.Interpretation and Compliance:

The Board has sole and absolute discretion with respect to interpretation and enforcement of this Policy. This Policy will be interpreted and enforced, and appropriate disclosures and filings will be made, in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission pursuant to Section 14(j) of the Securities Exchange Act of 1934, as amended, and any other applicable law (collectively, the “Applicable Rules”). To the extent the Applicable Rules require the Company to disclose hedging or pledging transactions in additional circumstances besides those specified above, nothing in this Policy shall be deemed to restrict the right of the Company to prohibit any such transactions. This Policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to prohibit transactions that would require the Company to disclose, other than such prohibition itself, under the Applicable Rules.

6.General:

Nothing in this Policy in any way limits any obligations that those subject to them have under law or pursuant to employment or other agreements with the Company or its affiliated entities. The Company may, in any employment agreement, equity award agreement or similar agreement entered into with it on or after the Effective Date, as a condition to the grant of any benefit thereunder, require a recipient of such benefit to agree to abide by the terms of this Policy. Any employee who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Chief Financial Officer of the Company. The Board may amend or terminate this Policy at any time.

Exhibit 99.1                                            Page 1